FUSION	Jonscott Turco
CONTACT:	212-201-2401
jturco@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rubenstein Associates
CONTACT:	John Henderson
212-843-8054
jhenderson@rubenstein.com

Fusion To Release Second Quarter 2006 Financial
Results On August 14, 2006

NEW YORK, August 8, 2006 - Fusion (AMEX: FSN) announced today that it plans to release financial results for the second quarter ended June 30, 2006, on August 14, 2006. Management has scheduled a conference call for 11:00 am. Eastern Time on August 14, 2006 to review the Company's second quarter results.

To listen to the conference call, please dial 800-289-0533 at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet at the Company’s website at www.fusiontel.com. Please allow extra time prior to the call to visit the website and download the necessary software to listen to the Internet broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through August 22, 2006, at (888) 203-1112 (domestic) or (719) 457-0820 (International), (Passcode: 7369724). The online replay of the conference call is available via webcast for one year following the call.

About Fusion:

Fusion provides its efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 50 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.